EXHIBIT 99.2

DIRECT SOLAR LLC
BALANCE SHEET
(Unaudited)

	March 31, 2019	December 31, 2018
		(Audited)
ASSETS
CURRENT ASSETS:
Cash	$4,673	$1,560

Total Current Assets	4,673	1,560

Total Assets	$4,673	$1,560

LIABILITIES AND MEMBERS' EQUITY

LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$13,904	$8,292
Accrued officer compensation	1,000	1,000
Deferred revenue	53,858	53,616

Total Current Liabilities	68,762	62,908

Commitments and contingencies (Note 4)

MEMBERS' DEFICIT

Members' deficit	(64,089)	(61,348)
Total members' deficit	(64,089)	(61,348)

Total Liabilities and Members' Deficit	$4,673	$1,560

The accompanying notes are an integral part of these unaudited  financial statements.

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DIRECT SOLAR LLC
STATEMENT OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31, 2019	For the Period March 21, 2018 (inception) through March 31, 2018

REVENUE	$329,507	$-

Cost of Revenue	251,560	-

Gross profit	77,947	-

OPERATING EXPENSES:

Selling, general and administrative	80,688	13,026

Operating expenses	80,688	13,026

LOSS FROM OPERATIONS	(2,741)	(13,026)

NET LOSS	$(2,741)	$(13,026)

The accompanying notes are an integral part of these unaudited  financial statements.

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DIRECT SOLAR LLC
STATEMENT OF MEMBERS' DEFICIT
For the Three Months Ended March 31, 2019
and the Period March 21, 2018 (inception) through March 31, 2018
(Unaudited)

		Total
	Members'	Members'
	Deficit	Deficit

Balance, December 31, 2018	$(61,348)	$(61,348)

Net loss	(2,741)	(2,741)

Balance, March 31, 2019	$(64,089)	$(64,089)

Balance, March 18, 2018 (inception)	$-	$-

Net loss	(13,026)	(13,026)

Balance, March 31, 2018	$(13,026)	$(13,026)

The accompanying notes are an integral part of these unaudited  financial statements.

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DIRECT SOLAR LLC
STATEMENT OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31, 2019	For the Period March 21, 2018 (inception) through March 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,741)	$(13,026)

Adjustments to reconcile net loss to net cash used in operating activities

Changes in operating assets and liabilities:
Accounts payable	5,612	50
Deferred revenue	242	15,059

NET CASH FROM OPERATING ACTIVITIES	3,113	2,084

NET CHANGE IN CASH	3,113	2,084

Cash at beginning of period	1,560	-

Cash at end of year	$4,673	$2,084

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$-	$-
Income tax paid	$-	$-

The accompanying notes are an integral part of these unaudited  financial statements.

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DIRECT SOLAR LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

History

Direct Solar LLC (The “Company, “We”, or “DSL”) was organized in the State of Delaware on March 21, 2018.  The Company provides services to the solar energy industry markets in Arizona, New Mexico and Texas.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Revenues

We recognize revenue on sales to customers upon satisfaction of our performance obligations when the services are performed in accordance with ASU No.2014-09, Revenue from Contracts with Customers (Topic 606).  The Company earns commission revenue for solar services placed with third-party contractors and records cash received in advance of contract completion as deferred revenue until contracts are complete. The Company has only one revenue classification.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of ninety days or less at the time of purchase to be cash equivalents.  The Company maintains deposits in financial institutions which are insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Company had $0 deposits in excess of amounts insured by the FDIC as of March 31, 2019.

Income Taxes

The Company has elected to be treated as a partnership for income tax purposes and, as such, are not subject to income taxes.  Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by the members on the members’ income tax returns.  The Companies federal tax status as a pass-through entity is based on its legal status as a limited liability company.  Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity.

Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no other tax positions which must be considered for disclosure.

The Company will file income tax returns in the U.S. federal and Arizona state jurisdictions.  Federal income tax returns generally remain open for four years after they are filed, and both are subject to examination by taxing authorities.  The Company has not filed any tax returns to date.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and assumptions.

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Fair Value Measurements

On the Company’s inception, it adopted guidance which defines fair value, establishes a framework for using fair value to measure financial assets and liabilities on a recurring basis, and expands disclosures about fair value measurements. The Company also applied the guidance to non-financial assets and liabilities measured at fair value on a non-recurring basis, which includes goodwill and intangible assets. The guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent sources. Unobservable inputs are inputs that reflect the Company’s assumptions of what market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of the inputs as follows:

Level 1 - Valuation is based upon unadjusted quoted market prices for identical assets or liabilities in accessible active markets.

Level 2 - Valuation is based upon quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in inactive markets; or valuations based on models where the significant inputs are observable in the market.

Level 3 - Valuation is based on models where significant inputs are not observable. The unobservable inputs reflect a company’s own assumptions about the inputs that market participants would use.

The Company’s financial instruments consist of cash, accounts payable, accrued officer compensation and deferred revenue. The estimated fair value of cash, accounts payable, accrued expenses and deferred revenue approximate their carrying amounts due to the short-term nature of these instruments.

Recently Issued Accounting Pronouncements

Leases

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This standard requires all leases that have a term of over 12 months to be recognized on the balance sheet with the liability for lease payments and the corresponding right-of-use asset initially measured at the present value of amounts expected to be paid over the term. Recognition of the costs of these leases on the income statement will be dependent upon their classification as either an operating or a financing lease. Costs of an operating lease will continue to be recognized as a single operating expense on a straight-line basis over the lease term. Costs for a financing lease will be disaggregated and recognized as both an operating expense (for the amortization of the right-of-use asset) and interest expense (for interest on the lease liability). This standard was effective on January 1, 2019 and must be applied on a modified retrospective basis to leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. Early adoption is permitted. We adopted this ASU effective January 1, 2019 and it had no material impact on the Company’s results of operations.

There were various other accounting standards and interpretations issued recently, none of which are expected to have a material impact on the Company’s financial position, operations or cash flows.  Management has evaluated these new pronouncements through the date of this filing.

NOTE 3 – RELATED PARTY TRANSACTIONS

Accrued compensation to members

The Company’s has accrued vacation due the members of approximately $1,000 as of March 31, 2019 and December 31, 2018.

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NOTE 4 – COMMITMENTS AND CONTINGENCIES

Office Lease

The Company has an office lease agreement requiring monthly payments of $1,814 per month through September 30, 2019. Total rent expense was approximately $5,000 and $1,000 for the three months ended March 31, 2019 and 2018, respectively.

Revenue Concentration

Five contractors accounted for approximately 89% of the Company’s revenues for the three months ended March 31, 2019 as follows:

Contractor A	25%
Contractor B	23%
Contractor C	17%
Contractor D	13%
Contractor E	11%

There were no revenues during the three months ended March 31, 2018.

NOTE 5 – SUBSEQUENT EVENTS

On February 22, 2019, the Company entered into an Asset Purchase Agreement with Singlepoint, Inc. to sell a 51% interest in the Company for cash of $250,000 and shares of common stock of Singlepoint, Inc. with a value of approximately $2,040,000. The Asset Purchase Agreement was finalized per the Closing Certificate dated May 14, 2019.

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